SEC Reference 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Kelvin Medical, Inc., a Nevada corporation (the “Company”), on Form 10-Q for the nine month period ended March 31, 2018, as filed with the Securities and Exchange Commission (the “Report”), I, William Mandel, Principal Executive Officer and Principal Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350), that to my knowledge:

          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/William Mandel
William Mandel
Principal Executive Officer and Principal Financial Officer
Date: May 15, 2018